Exhibit 1.1


                                1,000,000 Shares


                           QUICKSILVER RESOURCES INC.
                            (a Delaware corporation)

                                  Common Stock
                           (Par Value $0.01 Per Share)



                             UNDERWRITING AGREEMENT

                                November 18, 2002


MCDONALD INVESTMENTS INC.
2100 McDonald Investment Center
Cleveland, Ohio 44114

Ladies and Gentlemen:

     Quicksilver Resources Inc., a Delaware corporation (the "Company") confirms its agreement with McDonald Investments Inc. (the "Underwriter") with respect to the sale by the Company and the purchase by the Underwriter, of an aggregate 1,000,000 shares of common stock, par value $.01 per share of the Company (the "Common Stock"), and with respect to the grant by the Company of the option described in Section 2(b) hereof to purchase all or any part of 150,000 shares of Common Stock solely to cover over-allotments, in each case except as may otherwise be provided in the Pricing Agreement, as hereinafter defined. The aforesaid 1,000,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriter and all or any part of the 150,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are collectively hereinafter called the "Securities." The offering of the Securities will be governed by this Underwriting Agreement (this "Agreement").

     The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the published rules and regulations thereunder (the "1933 Act Rules") adopted by the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-89204), including a related prospectus (the "Base Prospectus") relating to the Common Stock and preferred stock of the Company to be sold from time to time by the Company in accordance with Rule 415 of the Securities Act, and such amendments thereof as may have been required to the date of this Agreement. Copies of such registration statement (including all amendments thereof and all documents deemed incorporated by reference therein) and of the related Base Prospectus have heretofore been delivered by the Company to the Underwriter. The term "Registration Statement" as used in this Agreement means such registration statement as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the

"1934 Act"), Rule 415 and Rule 434 of the 1933 Act Rules, or otherwise, any registration statement filed under Rule 462 of the 1933 Act Rules as such registration statement may be amended from time to time and all information contained in the final prospectus supplement to the Base Prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Rules (the "Prospectus Supplement"). The term "Prospectus" means the Base Prospectus and the Prospectus Supplement. Unless otherwise stated herein, any reference herein to the Registration Statement and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, which were filed under the Exchange Act on or before the date hereof or are so filed hereafter. Any reference herein to the terms "amend," "amendment," or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any such document filed or to be filed under the Exchange Act after the date of the Registration Statement or Prospectus, as the case may be, and deemed to be incorporated therein by reference.

     The Company understands that the Underwriter proposes to make a public offering of the Securities, as set forth in and pursuant to the Prospectus. The Company hereby confirms that the Underwriter and dealers have been authorized to distribute or cause to be distributed each Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriter).

     SECTION 1. Representations and Warranties of the Company. (a) The Company represents and warrants to the Underwriter as follows:

     (i) The Company meets the requirements for the use of Form S-3. On the date the Registration Statement was declared effective by the Commission (the "Effective Date"), and at all times subsequent to and including the Closing Date and when any amendment or supplement to the Registration Statement or Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), did and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Rules, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is or was filed with the Commission and at the Closing Date, the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, none of the representations and warranties in this subsection shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information furnished to the Company in writing by the Underwriter for use in the Registration Statement or the Prospectus.

     (ii) The Registration Statement is effective under the 1933 Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, are threatened under the 1933 Act. Any

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

required filing of the Prospectus pursuant to Rule 424(b) of the 1933 Act Rules has been or will be made in the manner and within the time period required by such Rule 424(b).

     (iii) The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission as the case may be, complied in all material respects with the requirements of the 1933 Act or the 1934 Act, the 1933 Act Rules or the published rules and regulations under the 1934 Act (the "1934 Act Rules"), as applicable, and, when read together and with the other information in the Registration Statement and the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the 1933 Act Rules or 1934 Act Rules, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (iv) The accountants whose reports are filed with the Commission as a part of, or incorporated by reference in, the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the 1933 Act and the 1933 Act Rules.

     (v) The financial statements (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the 1933 Act and present fairly the financial position, the results of operations, the statements of cash flows, and the statements of stockholders' equity and the other information purported to be shown therein of the Company as of the dates indicated and for the periods specified. Said financial statements and related notes and schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and the supporting schedules in the Registration Statement and Prospectus present fairly the information required to be stated therein. The summary and selected financial data included in the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and the summary and selected financial data have been presented on a basis consistent with the consolidated financial statements so set forth in the Prospectus.

     (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein,
(A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management, properties or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company or its subsidiaries, (C) there has been no change in the capital stock or material increase in the short-term debt or long-term debt of the Company or its subsidiaries and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company or its subsidiaries on any class of its capital stock.

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

     (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; and, except as otherwise set forth in the Registration Statement and the Prospectus, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs, properties or business prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"). Except as disclosed in the Prospectus, the Company has no obligation to acquire any debt or equity securities of any corporation, partnership, limited liability company, joint venture or other business enterprise.

     (viii) Each of the Company's subsidiaries has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of organization, with full corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; and, except as otherwise set forth in the Registration Statement and the Prospectus, each of the Company's subsidiaries is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect. Except as described in the Prospectus, all of the issued and outstanding shares of capital stock or other equity securities of the Company's subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien encumbrance or adverse interest of any nature. Except as described in the Prospectus, there are no outstanding subscriptions, rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity securities of any of the Company's subsidiaries.

     (ix) The Company has the authorized, issued and outstanding capitalization set forth in the Prospectus. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Securities have been duly authorized for issuance and sale to the Underwriter and, when issued and delivered by the Company in the manner contemplated by this Agreement, will be validly issued and fully paid and non-assessable The issuance of Securities pursuant to this Agreement is not subject to preemptive or other similar rights. The Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus. The certificates for the Securities are in due and proper form. The holders of the Securities will not be subject to personal liability by reason of being such holders.

     (x) This Agreement has been duly authorized, executed and delivered by the Company.

     (xi) Neither the Company nor any of its subsidiaries is in violation of any term or provision of its charter or by-laws (or other equivalent organizational documents) or in default in

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the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, loan agreement or note or in any material contract, lease or other instrument to which it is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries may be bound, except for such defaults that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; the consummation of the transactions contemplated herein has been duly authorized by the Company by all necessary corporate action and the issuance, sale and delivery of the Securities and the execution, delivery and performance of this Agreement by the Company will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, administrative regulation or administrative or court decree, except in each case, for such conflicts, defaults or violations that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (xii) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened; and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or distributors which might reasonably be expected to result in any Material Adverse Effect.

     (xiii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement and Prospectus (other than as disclosed therein), or which, considered singly or in the aggregate, may reasonably be expected to have a Material Adverse Effect, or which may materially or adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act which have not been so filed.

     (xiv) The Company and each of its subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "intellectual property") presently employed by them in connection with the business now operated by them, except where failure to own or possess or have the ability to acquire any such intellectual property would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in any Material


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 Adverse Effect.

     (xv) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale of the Securities hereunder, except such as may be required under the 1933 Act or state and foreign securities laws, which qualification has been obtained.

     (xvi) Except as otherwise set forth in the Registration Statement and the Prospectus, the Company and each of its subsidiaries possess such material certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and, except as set forth in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

     (xvii) The Company and its subsidiaries have filed all Federal, state, local and foreign tax returns that are required to be filed through the date hereof, which returns are true and correct in all material respects, or have received extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due. There are no tax audits or investigations pending, that if adversely determined would have a Material Adverse Effect; nor, to the knowledge of the Company, are there any material proposed additional tax assessments against the Company or any of its subsidiaries. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy which would not have a Material Adverse Effect.

     (xviii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (xix) There are no holders of securities (debt or equity) of the Company, or holders of rights, options or warrants to obtain securities of the Company, who, by reason of the filing of the Registration Statement under the 1933 Act, have the right to request the Company to register under the 1933 Act securities held by them; and the Company has complied in all material respects with all of the terms of any of their outstanding agreements relating to the rights of any holder of securities to have securities registered under the Registration Statement. Except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of Common Stock or any security convertible into or exchangeable or exercisable for any shares of Common Stock.

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     (xx) Except as described in the Prospectus,  as of the date hereof, each of the Company and its subsidiaries has (A) generally satisfactory or good and indefeasible title to all its interests in its oil and gas properties, title investigations having been carried out by or on behalf of such person in accordance with good practice in the oil and gas industry in the areas in which the Company and its subsidiaries operate and (B) good and indefeasible title to all other real property and other material properties and assets described in the Prospectus as owned by the Company or such subsidiary and valid, subsisting and enforceable leases for all of the properties and assets, real or personal, described in the Prospectus as leased by them, in each case free and clear of any security interests, mortgages, pledges, liens, encumbrances or charges of any kind, other than those described in the Prospectus and those that could not, individually or in the aggregate, have a Material Adverse Effect.

     (xxi) Except as described in the Prospectus, as of the date hereof, (A) all royalties, rentals, deposits and other amounts due on the oil and gas properties of the Company and each of its subsidiaries have been properly and timely paid, and no proceeds from the sale or production attributable to the oil and gas properties of the Company and its subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due could not, singly or in the aggregate, have a Material Adverse Effect and (B) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interest of the Company or its subsidiaries in its oil and gas properties, except where such claims could not, singly or in the aggregate, have a Material Adverse Effect.

     (xxii) As of the date hereof, the aggregate undiscounted monetary liability of the Company and its subsidiaries for petroleum taken or received under any operating or gas balancing and storage agreement relating to its oil and gas properties that permits any person to receive cash or other payments to balance any disproportionate allocation of petroleum could not, singly or in the aggregate, have a Material Adverse Effect.

     (xxiii) Except as disclosed in the Registration Statement and Prospectus, the Company and each of its subsidiaries are in material compliance with all applicable existing federal, state and local laws and regulations (including any laws or regulations relating to Hazardous Material ("Environmental Laws")), except where such noncompliance, singly or in the aggregate, would not have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

     (xxiv) There is no alleged liability, or to the best knowledge and information of the Company, potential liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Company or its subsidiaries arising out of, based on or resulting from (A) the presence or release into the environment of any Hazardous Material at any location at which the Company or any of its subsidiaries has previously conducted

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

or is currently conducting any business (whether or not owned or leased by the Company) or has previously owned or currently owns any property, or (B) any violation or alleged violation of any Environmental Law, (X) which alleged or potential liability is required to be disclosed in the Registration Statement and Prospectus, other than as disclosed therein, or (Y) which alleged or potential liability, singly or in the aggregate, would have a Material Adverse Effect.

     (xxv) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws of any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

     (xxvi) Holditch-Reservoir Technologies Consulting Services, whose report is referenced in the Prospectus, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.

     (xxvii) The Company is not, and after giving effect to the offering and sale of the Common Stock and the application of proceeds therefrom as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     (xxviii) The Company maintains reasonably adequate insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

     (xxix) The Securities have been duly authorized for listing on the New York Stock Exchange (the "NYSE"), subject to notice of official issuance.

     (xxx) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

     (xxxi) The Company has furnished the Underwriter letters from each of the executive officers and directors of the Company and from Mercury Exploration Company and Quicksilver Energy, L.L.C., pursuant to which such persons have agreed during a period of 90 days from the date hereof that, without the prior written consent of the Underwriter, such persons will not sell, offer to sell, contract to sell, or otherwise dispose of, directly or indirectly, any shares of Common Stock, any other equity security of the Company, or any security convertible into or exchangeable or exercisable for shares of Common Stock, beneficially owned by such person or with respect to which such person has the power of disposition ("Lock-Up Agreement").

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

     (xxxii) There is no contract or other document of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

     (xxxiii) The Company has not taken, directly or indirectly, any action designed to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company.

     (xxxiv) Except as disclosed in the Registration Statement and the Prospectus, no transaction has occurred between or among the Company, on the one hand, and any of its officers or directors or any affiliate or affiliates of any such officer or director, on the other hand, that is required to be so disclosed, including, but not limited to, any outstanding loans, advances or guaranties of indebtedness by the Company to or for the benefit of any affiliates of the Company, or any of the officers or directors of the Company, or any family member of any of them.

     (xxxv) The Company has not, directly or indirectly, at any time (A) made any contributions to any candidate for foreign political office, or if made, failed to disclose fully any such contribution made in violation of law, or (B) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

     (xxxvi) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

     (xxvii) (A) As of the date hereof, the aggregate market value of the Common Stock held by non-affiliates, within the meaning of the 1933 Act, is greater than $100 million and (B) the trading volume of Common Stock for the 365 day period immediately preceding the date hereof exceeded 3,000,000 shares.

     (b) Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Underwriter;  Closing.

     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, 1,000,000 shares of Common Stock at a purchase price of $20.67 per share.

     (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to 150,000 shares of Common Stock at a purchase price of $20.67 per share. The option hereby granted will expire 30 days after the date of this Agreement, and may be exercised in whole or in part (not more than once) only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Company setting forth the number of Option Securities the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of payment (a "Date of Delivery") shall be determined by the Underwriter, but shall not be later than seven full Business Days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed by the Underwriter and the Company.

     (c) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of McDonald Investments Inc., McDonald Investment Center, Cleveland, Ohio or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M. on the fourth business day after the date of this Agreement, or such other time not later than 10 business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Securities are to be purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices of McDonald Investments Inc., or at such other place as shall be agreed upon by the Underwriter and the Company on the Date of Delivery as specified in the notice from the Underwriter to the Company. Payment shall be made to the Company by wire transfer of immediately available funds to accounts designated by the Company, against delivery of the Securities to the Underwriter. The certificates representing Securities shall be in such denominations and registered in such names as the Underwriter may request in writing at least two business days before the Closing Time. The Securities will be made available for examination and packaging by the Underwriter not later than 10:00 A.M. on the last business day prior to the Closing Time at such place as the Underwriter may designate in Cleveland, Ohio.

     SECTION 3. Covenants of the Company. The Company covenants with the Underwriter as follows:

     (a) The Company shall prepare the Prospectus Supplement in a form approved by the Underwriter and file such Prospectus Supplement pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act.

     (b) The Company will notify the Underwriter immediately, and confirm the notice in writing, (i) when any amendment to the Registration Statement shall become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose or the suspension of the qualification of the Securities for offering or sale, in any jurisdiction, or the threatening or initiation of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or known threat of any proceeding for such purpose. Until the 90th day immediately following the

Closing Time, the Company shall not file any amendment to the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement unless the Company has furnished the Underwriter a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects. The foregoing restriction on amendments or supplements shall apply indefinitely to the Prospectus Supplement. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act and the 1933 Act Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the 1933 Act or the 1933 Act Rules, the Company promptly shall prepare and file with the Commission an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

     (d) The Company will deliver to the Underwriter and Vinson & Elkins L.L.P., counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and will also deliver to the Underwriter conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits).

     (e) The Company will furnish to the Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request for the purposes contemplated by the 1933 Act and the 1934 Act.

     (f) If any event shall occur as a result of which counsel for the Company and counsel for the Underwriter mutually agree that it is necessary to amend or supplement the Prospectus in order to make the Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the 1933 Act and the 1934 Act, the Company will forthwith amend or supplement the Prospectus (in form and substance mutually satisfactory to counsel for the Underwriter and counsel for the Company and in compliance with the 1933 Act so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to a purchaser, not misleading and will comply with the 1933 Act and the 1934 Act), and the Company will furnish to the Underwriter a reasonable number of copies of such amendment or supplement.

     (g) The Company will cooperate with the Underwriter and its counsel to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may reasonably designate and shall maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

     (h) The Company will make generally available to its security holders an earnings statement of the Company, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and the rules and regulations of the Commission (including Rule 158).

     (i) If the Company elects to rely upon Rule 462(b), the Company shall both file a 462(b) Registration Statement with the Commission in compliance with Rule 462(b) of the 1933 Act and pay the applicable fees in accordance with Rule 111 of the 1933 Act by the time confirmations are sent or given, as specified by Rule 462(b)(2).

     (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act.

     (k) The Company will effect the listing of the Common Stock issued and sold pursuant to this Agreement on the NYSE.

     (l) During the period of 90 days from the date hereof, the Company will not, without the prior written consent of the Underwriter, (1) sell, offer to sell, contract to sell, or otherwise dispose of, directly or indirectly, any shares of Common Stock, any other equity security of the Company or any security convertible into or exchangeable or exercisable for Common Stock (except for shares of Common Stock issued pursuant to this Agreement, the grant of options or the issuance of shares of Common Stock upon the exercise of outstanding options under the Company's existing stock option plans or issuance of shares of Common Stock upon the exercise of outstanding options held by director of the Company) or (2) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or other such securities.

     (m) The Company will apply the net proceeds from the offering of the Securities in the manner set forth under "Use of Proceeds" in the Prospectus.

     (n) The Company will use all commercially reasonable efforts to do and perform all things required or necessary to be done and performed by it under this Agreement prior to the Closing Time and will satisfy all conditions precedent to the delivery of the Securities.

     (o) The Company will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result, under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     SECTION 4. Payment of Expenses. The Company will pay, or reimburse if paid by the

Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing and delivery to the Underwriter of copies of the Registration Statement as originally filed and of each amendment thereto, during the period specified in
Section 3(e) hereof (excluding any fees, costs or expenses of counsel to the Underwriter), (ii) the printing of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter,
(iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the fees and reasonable disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of a blue sky survey undertaken by the Underwriter's counsel (the "Blue Sky Survey"), (vi) the review of the terms of the public offering of the Securities by the NASD (including the filing fees paid to the NASD in connection therewith) and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith, (vii) the printing and delivery to the Underwriter of copies of the Registration Statement as originally filed and each amendment thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto, (viii) the printing and delivery to the Underwriter of the Blue Sky Survey, (ix) the fees and expenses of the Company's transfer agent, and (x) the fees and expenses incurred in connection with the listing of the Securities on NYSE.

     If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i), the Company shall reimburse the Underwriter for all of its out-of-pocket expenses relating to the transactions contemplated hereby, including the reasonable fees and disbursements of counsel for the Underwriter.

     SECTION 5. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

     (a) No order preventing or suspending the use of any Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Underwriter. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriter of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A. If the Company has elected to rely upon Rule 434, a term sheet shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period.

     (b) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, properties or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President of the Company and the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (C) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

     (c) The Underwriter shall have received, at the time this Agreement is executed a signed letter from Deloitte & Touche, L.L.P. addressed to the Underwriter and dated the date of this Agreement, in form and substance previously approved by the Underwriter with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

     (d) At the Closing Time, the Underwriter shall have received:

          (i) An opinion, dated the Closing Time, of Cantey & Hanger, L.L.P., counsel for the Company, substantially in the form set forth in Annex I attached hereto.

          (ii) An opinion, dated the Closing Time of Bennett Jones LLP, Canadian counsel for the Company, substantially in the form set forth in Annex II attached hereto.

          (iii) An opinion, dated the Closing Time of Loomis, Ewert, Parsley, Davis & Gotting, P.C., Michigan counsel for the Company, substantially in the form set forth in Annex III attached hereto.

          (iv) An opinion, dated the Closing Time, of Vinson & Elkins L.L.P., counsel for the Underwriter, in form and substance reasonably satisfactory to the Underwriters.

     (e) At the time of the execution of this Agreement and at the Closing Time, the Underwriter shall have received from Holditch-Reservoir Technologies Consulting Services, independent petroleum engineers for the Company, in each case in form and substance previously approved by the Underwriter, stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified information with respect to oil and gas reserves is given or incorporated in the Prospectus, as of the date that is not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the Company's oil and gas reserves.

     (f) At the Closing Time, the Underwriter  shall have received from Deloitte
&

Touche, L.L.P., independent certified public accountants, a letter, dated as of Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (c) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

     (g) At the Closing Time, the Underwriter shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling counsel for the Underwriter to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter.

     (h) At the time of the execution of this Agreement, the Underwriter shall have received from each of the executive officers and directors of the Company and from Mercury Exploration Company and Quicksilver Energy, L.L.C. a letter in which each such person agrees during a period of 90 days from the date hereof, that such person will not, without the prior written consent of the Underwriter,
(A) sell, offer to sell, contract to sell, or otherwise dispose of, directly or indirectly, any shares of Common Stock, any other equity security of the Company or any security convertible into or exchangeable or exercisable for shares of Common Stock, beneficially owned by such person or with respect to which such person has the power of disposition or (B) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or other such securities.

     (i) In the event that the  Underwriter  exercises  its option  provided  in
Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Date of Delivery and, at the Date of Delivery, the Underwriter shall have received:

          (i) A certificate, dated such Date of Delivery, of the President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(b) hereof remains true and correct as of such Date of Delivery.

          (ii) An opinion, dated such Date of Delivery, of Cantey & Hanger, L.L.P., counsel for the Company, substantially in the form set forth in Annex I attached hereto.

          (iii) An opinion, dated such Date of Delivery, of Bennett Jones LLP counsel for the Company, substantially in the form set forth in Annex II attached hereto.

          (iv) An opinion, dated the Closing Time of Loomis, Ewert, Parsley, Davis & Gotting, P.C., Michigan counsel for the Company, substantially in the form set forth in Annex III attached hereto.

          (v) An opinion, dated such Date of Delivery, of Vinson & Elkins L.L.P., counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

          (vi) A letter  from  Deloitte  &  Touche  LLP,  in form and  substance satisfactory to the Underwriter and dated the Date of Delivery, substantially the same in form and substance as the letter furnished to the Underwriter pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(i)(v) shall be a date not more than five days prior to the Date of Delivery.

          (vii) A letter from Holditch-Reservoir Technologies Consulting Services, in form and substance satisfactory to the Underwriter and dated the Date of Delivery, substantially the same in form and substance as the letter furnished to the Underwriter pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(i)(vi) shall be a date not more than five days prior to the Date of Delivery.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6 and 7 shall remain in effect.

     SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act, and each officer and director of the Underwriter and any such controlling person to the extent and in the manner set forth as follows:

          (i) against any and all loss, liability, claim, damage, and expense, joint or several, whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation; or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by a governmental agency o body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply (A) to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement or Prospectus and (B) with respect to the Prospectus or any preliminary prospectus to the extent that any loss, liability, claim, damage or expense results from the fact that the Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (and any amendment or supplement thereto) in any case where such delivery is required by the 1933 Act if the Company previously furnished copies thereof to such Underwriter and the loss, liability, claim, damage or expense results from an untrue statement or omission of a material fact contained in the Prospectus or any preliminary prospectus which was corrected in the Prospectus (or any amendment or supplement thereto).

     (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses (which fees and expenses shall be reasonable) of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, however, that if an indemnified party shall have been advised in writing by counsel selected to represent the indemnified parties that an actual or potential conflict of interest exists between the position of that indemnified party and other indemnified parties, the indemnified party in question shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party, and the indemnifying parties shall be responsible for the reasonable fees and expenses of such separate counsel.

     SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the
Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Underwriter, as incurred, in such proportions that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act, and each officer and director of the Underwriter and of any such control person, shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriter.

     SECTION 9. Termination of the Agreement. (a) The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, or any new outbreak of hostilities or material escalation thereof or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock has been suspended by the Commission, or if trading generally on the NYSE has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of the NYSE or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by federal, Texas, New York or Ohio authorities.

     (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6 and 7 shall remain in effect.

     SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunications. Notices to the Underwriter shall be directed to McDonald Investments Inc. at 2100 McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114, attention:
Richard D. Weber, Managing Director, telecopy number (216) 443-2993, and notices to the Company shall be directed to it at Quicksilver Resources Inc., 777 West Rosedale Street, Suite 300, Fort Worth, Texas 76104, attention: Glenn Darden., President & CEO, telecopy number (817) 665-5005.

     SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein and therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 12. Governing Laws and Time. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio without giving effect to principles of conflict of laws. Specified times of day refer to Cleveland Time. As used herein, the term "business day" means any day on which the NYSE is open for business.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

                             Very truly yours,

                             QUICKSILVER RESOURCES INC.



                             By:/s/ Bill Lamkin
                                 _____________________________________
                                 Name: Bill Lamkin
                                 Title:Executive Vice President
                                       and Chief Financial Officer

CONFIRMED AND ACCEPTED
as of the date first above written:

MCDONALD INVESTMENTS INC.


By:/s/ Brian K. Atkins
   ________________________________
   Name: Brian K. Atkins
   Title: Sr. Vice President

                                     Annex I

                                     OPINION

          (i) The Company is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the organizational power and authority to own or lease its properties and to conduct its business as described in the Prospectus, and to execute, deliver and perform its obligations under the Underwriting Agreement.

          (ii) The Company and each of its subsidiaries [If Michigan counsel is willing to give then this can be deleted, but typically this is given by relying on good standing certificates in foreign jurisdictions] is duly qualified to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect.

          (iii) The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus. All of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Securities have been duly authorized for issuance and sale to the Underwriter pursuant to the Underwriting Agreement and, when issued and delivered by the Company in the manner contemplated by the Underwriting Agreement, will be validly issued, fully paid and nonassessable. The sale of the Securities by the Company is not subject to preemptive rights.

          (iv) Except as disclosed in the Prospectus, all of the issued and outstanding shares of capital stock (or any limited liability company interests, as the case may be) of the Company's subsidiaries are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature. To such counsel's knowledge, there are no outstanding options, warrants, or other rights to acquire capital stock or other equity securities of any subsidiary of the Company.

          (v) The Common Stock conforms to the descriptions thereof contained in the Registration Statement and the Prospectus.

          (vi) No consent, approval, authorization or other order from, and no filing with or notice to, any state or Federal regulatory body, administrative agency, or other governmental authority, and, to our knowledge, no filing with or notice to any other person or entity is required for the due authorization, execution, delivery and performance by the Company of the Underwriting Agreement.

          (v) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

          (vi) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described in the Prospectus, will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (vii) The execution and delivery by the Company of the Underwriting Agreement and the performance of its obligations thereunder will not (A) result in the violation of any statute or regulation, or any order or decree of any court or governmental authority binding upon the Company or its subsidiaries or their respective properties or (B) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the creation of a lien under any of the provisions of the Company's or any of its subsidiaries' charter or bylaws or any indenture, mortgage, deed of trust, loan agreement or other agreement that is material to the Company and its subsidiaries taken as a whole.

          (viii) The Registration Statement and the Prospectus and the documents incorporated by reference therein comply as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the applicable rules and regulations thereunder (except for the financial statements and the notes thereto, financial schedule, statistical information and other financial and accounting data included therein).

          (ix) The statements contained in the Prospectus under the caption "Description of Capital Stock" and Item 15 in part II of the Registration Statement, insofar as they purport to summarize the legal matters, documents or proceedings referred to therein, present fair summaries of such matters, documents or proceedings, as the case may be.

          (x) We do not know of any litigation or any governmental proceedings or investigations, pending or threatened, required to be described in the Prospectus that are not described as required, or of any contracts or other documents of a character required to be described in the Registration
     Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

          (xi) The Registration Statement has become effective under the Securities Act of 1933; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or threatened by the Commission.

          We have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement and Prospectus. Based upon discussions with officers, directors and employees of the Company, no facts have come to our attention that cause us to believe that the Registration Statement (except for the financial statements and the notes thereto, financial schedules, statistical information and other financial accounting data included therein, as to all of which we express no view), at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (with the foregoing exceptions), at such time or on the date hereof included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    Annex II

          (i) MGV Energy Inc. ("MGV") is duly organized, validly existing, and in good standing under the laws of the Province of Alberta, and has the organizational power and authority to own or lease its properties and to conduct its business as described in the Prospectus.

          (ii) MGV is duly qualified to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect.

          (iii) Except for MGV exchangeable shares referred to in the Prospectus, all of the issued and outstanding shares of capital stock of MGV have been duly and validly authorized and issued, are fully paid and non-assessable and, are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, of which such counsel is aware. To such counsel's knowledge, there are no outstanding options, warrants, or other rights to acquire capital stock or other equity securities of MGV.

                                    Annex III

          (i) Each of __________ [the Company's Michigan subsidiaries] (the "Michigan Subsidiaries") is duly organized, validly existing, and in good standing under the laws of the State of Michigan, and has the organizational power and authority to own or lease its properties and to conduct its business as described in the Prospectus.

          (ii) Each of the Michigan Subsidiaries is duly qualified to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect.

          (iii) Except as disclosed in the Prospectus, all of the issued and outstanding shares of capital stock (or any limited liability company interests, as the case may be) of the Michigan Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and, are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature. To such counsel's knowledge, there are no outstanding options, warrants, or other rights to acquire capital stock or other equity securities of any of the Michigan Subsidiaries.